Exhibit 5.1

[Letterhead of Squire, Sanders & Dempsey (US) LLP]

April 28, 2011

First Financial Bancorp.
201 East Fourth Street
Cincinnati, Ohio 45202

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Financial Bancorp., an Ohio corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”), relating to the proposed sale by the Company from time to time, in one or more series, of its (i) debt securities, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” together with Senior Debt Securities, the “Debt Securities”), (ii) common shares, without par value (“Common Shares”), (iii) purchase contracts (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of Common Shares, (iv) two or more securities offered in the form of a unit (collectively, the “Units”), (v) warrants to purchase Senior Debt Securities, Subordinated Debt Securities or Common Shares (the “Warrants”), and (vi) rights to purchase Common Shares (the “Rights”).

The Debt Securities, Common Shares, Purchase Contracts, Units, Warrants and Rights are hereinafter collectively referred to as the “Securities.”  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

We have examined such documents, including resolutions of the Board of Directors of the Company adopted on April 26, 2011 (the “Resolutions”), and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in each form incorporated by reference as exhibits to the Registration Statement.

First Financial Bancorp.
April 28, 2011

Based on the foregoing, we are of the opinion that:

1.           When the specific terms of a series of Debt Securities and their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

2.           When the terms of the issuance and sale of the Common Shares have been duly authorized by the Company and the Common Shares has been duly issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, the Common Shares will be validly issued, fully paid, and non-assessable.

3.           When the specific terms of a series of Purchase Contracts have been specified in a purchase contract agreement, the Purchase Contracts established in such purchase contract agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such purchase contract agreement and delivered against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Purchase Contracts..

4.           When the specific terms of a series of Units have been specified in a unit agreement, the Units established in such unit agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such unit agreement and delivered against payment of the purchase price therefor, and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Units.

5.           When the specific terms of the Warrants and of their issuance and sale have been duly authorized by the Company, the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto and such Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Warrants.

6.           When the terms of the Rights and of their issuance and sale have been duly authorized by the Company, the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto and such Rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement relating thereto, such Rights will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such Rights.

First Financial Bancorp.
April 28, 2011

The opinions set forth above are subject to the following qualifications and exceptions:

(a)           Our opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights, (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law), and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

(b)           In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order or decree of any court or governmental body having jurisdiction over the Company.

(c)           As of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular debt security is denominated will depend upon various factors, including which court renders the judgment.  Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a debt security would be required to render such judgment in the foreign currency or currency unit in which such debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Our opinions expressed above are limited to the laws of the State of Ohio and New York and the federal laws of the United States of America.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus included therein.

Very truly yours,

/s/ Squire, Sanders & Dempsey (US) LLP